Exhibit 10.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

by and among

CLEANTECH INNOVATIONS, INC.,

a Nevada corporation

and

INITIAL KONCEPTS, INC., d/b/a SIX DIMENSIONS a California corporation and the

SHAREHOLDER OF

INITIAL KONCEPTS, INC., d/b/a SIX DIMENSIONS

Dated June 13, 2014

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter referred to as the “Agreement”), is entered into this 13th day of June 2014, by and among, CLEANTECH INNOVATIONS, INC., a Nevada corporation (the “Company”), INITIAL KONCEPTS, INC., d/b/a SIX DIMENSIONS, a California corporation (“Newco”) and the Shareholder of Newco set forth on the signature page hereof (the “Newco Holder”). (The Company, Newco, and the Newco Holder are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”)

WITNESSETH

WHEREAS, the Company is a publicly owned Nevada corporation with 24,982,822 shares of common stock, par value $0.00001 per share (the “Common Stock”), issued and outstanding; and is quoted on the Nasdaq Capital Market under the symbol “CTEK”;

WHEREAS, Newco is a corporation organized under the laws of the State of California which prior to the Closing Date (as that term is defined herein) shall convert into a corporation organized under the laws of the State of Nevada, whose customers consist of well recognized corporate and government clients in the United States, the shares of which (the “Newco Shares”), are owned as of the date hereof by all the Newco Holder on the signature page hereto;

WHEREAS, the Parties desire that the Company acquire all of the Newco Shares from the Newco Holder solely in exchange for 266,787,609 newly issued shares of the Company’s Common Stock equal to approximately fifty percent (50%) of the Company’s issued and outstanding common stock following the Reorganization (as that item is defined herein) (the “Exchange Shares”), pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the Newco Holder on a pro rata basis, in proportion to the ratio that the number Newco Shares held by such Newco Holder bears to the pro rata portion of Newco Shares held by all the Newco Holder as of the date of the Closing as set forth on Schedule A;

WHEREAS, prior to the closing of the transactions contemplated hereby, the Company shall have obtained shareholder approval to amend its Articles of Incorporation (the “Charter Amendment”) to: (A) change its authorized capital stock to 1,200,000,000 shares which will be designated Common Stock par value $0.0000001 per share (the “Authorized Increase”); (B) change the name of the Company to “6D Global Technologies, Inc.”; (C) to authorize the conversion of the Company into a corporation organized under the laws of the State of Delaware (the “Conversion”); (D) obtained approval by NASDAQ of the continued listing of the Company’s Common Stock on the NASDAQ Capital Market (the “Listing”); (E) obtained the resignation of all of the Company’s China-based officers and directors and the appointment of the proposed U.S.-based directors set forth on Schedule B hereto, subject to change and adjustment (the “Appointments”); (F) completed the spin-off of all of the Company’s China-based operations and assets to the Company’s former management team led by Bei Lu, in exchange for the satisfaction and/or assumption of all liabilities of the Company in excess of $500.00 and 17,729,403 shares of Common Stock by the shareHolder of the Company set forth on Schedule C hereto (the “Spin-Off”); and (G) obtained NYGG (Asia) Ltd’s consent to convert all of its notes, interests, debts, advances and liabilities made to, in, by or on behalf of the Company, into 242,534,190 shares of the Company’s Common Stock (the “NYGG Conversion Shares”), immediately following the Closing (the “NYGG Debt Conversion”, and with the Charter Amendment, the Financing, the Listing, the Appointments and the Spin-Off, the “Reorganization”);

WHEREAS, NewCo shall complete a private placement equity offering (the “Financing”) to raise the approximate aggregate amount of minimum $3,000,000 and maximum $5,100,000 at $0.30 per share (the “Financing Shares”);

WHEREAS, following the Closing and the Reorganization, Newco will become a wholly-owned subsidiary of the Company, and the Financing Shares shall be converted on a 1:1 basis into common stock of the Company; and

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

PLAN OF EXCHANGE

1.1 Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Agreement.

1.2 The Exchange. At the Closing (as hereinafter defined), all of the Newco Shares issued and outstanding immediately prior to the Closing Date shall be exchanged for the Exchange Shares. From and after the Closing Date, the Newco Holder shall no longer own any Newco Shares and the former Newco Shares shall represent the pro rata portion of the Exchange Shares issuable in exchange therefor pursuant to this Agreement. Any fractional shares that would result from such exchange will be rounded up to the next highest whole number.

1.3 No Dilution. Except as set forth herein, the Company shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company Common Stock between the date of this Agreement and the Effective Time.

1.4 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur immediately following the completion of the closing conditions set forth in Article VI of this Agreement have been satisfied or waived (the “Closing Date”) such date to be no later than December 31, 2014, unless mutually agreed upon by all parties hereto..

1.5 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier. At the Closing, the Exchange Shares shall be issued in the names and denominations provided by Newco.

1.6 Standstill.

(a) Until the earlier of the Closing or September 30, 2014 (the “No Shop Period”), Newco, will not (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of Newco to or with any other entity or person, except as contemplated by the Transaction, other than sales of goods and services by Newco in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than the Company, and its authorized agents and representatives) any nonpublic information concerning Newco or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of Newco. If Newco shall receive any unsolicited communication or offer, Newco shall immediately notify the Company of the receipt of such communication or offer.

(b) During the No Shop Period, the Company will not (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of the Company to or with any other entity or person, except as contemplated herein, other than sales of goods and services by the Company in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than Newco , and its authorized agents and representatives) any nonpublic information concerning the Company or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of the Company. If either the Company or any of the Company’s stockHolder shall receive any unsolicited communication or offer, the Company or such the Company stockholder, as applicable, shall immediately notify Newco of the receipt of such communication or offer.

1.7 Exemption from Registration. The Company and Newco intend that the Exchange Shares to be issued pursuant to Section 1.2 hereof will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC thereunder.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NEWCO

As an inducement to, and to obtain the reliance of the Company, Newco represents and warrants as follows:

2.1 Organization. Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Newco has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Newco’s organizational documents. Newco has taken all action required by laws, its Articles of Incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. Newco has full power, authority, and legal right and has taken or will take all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

2.2 Capitalization. All issued and outstanding shares of Newco are legally issued, fully paid, and non-assessable and were not issued in violation of the pre-emptive or other rights of any person. Newco has no outstanding options, warrants, or other convertible securities.

2.3 Financial Statements. Except as set forth herein or in the Newco Schedules:

(a) Newco has filed all local income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b) Newco has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which Newco may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c) No deficiency for any taxes has been proposed, asserted or assessed against Newco. There has been no tax audit, nor has there been any notice to Newco by any taxing authority regarding any such tax audit, or, to the knowledge of Newco, is any such tax audit threatened with regard to any taxes or Newco tax returns. Newco does not expect the assessment of any additional taxes of Newco for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of Newco.

(d) Newco has provided to the Company the audited, consolidated balance sheet and statements of income, stockHolder’ equity and cash flows of Newco for the periods ended December 31, 2012, December 31, 2013, and the unaudited, consolidated balance sheet, statements of income, stockHolder’ equity and cash flows of Newco for the period ended March 31, 2014, (collectively, the “Newco Financial Statements”). The Newco Financial Statements shall have been prepared from the books and records of Newco and audited/reviewed in accordance with U.S. Generally Accepted Accounting Principles under the PCAOB guidelines by independent certified public accounting firms. Except as set forth in the Newco Schedules (as that term is defined herein), Newco does not have any liabilities; and

(e) The books and records, financial and otherwise, of Newco are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4 Information. The information concerning Newco set forth in this Agreement and the Newco Schedules (as that term is defined herein) are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

2.5 Common Stock Equivalents. There are no existing options, warrants, calls, and commitments of any character or other common stock equivalents relating to the authorized and unissued Newco Shares.

2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Newco Schedules:

(a) Except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Newco; or (ii) any damage, destruction, or loss to Newco (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Newco;

(b) Newco has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Newco consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are· a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of Newco; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Newco, threatened by or against Newco, or affecting Newco, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Newco is a party or to which any of its properties or operations are subject.

2.9 Contracts. Newco has provided, or will provide the Company, copies of all material contracts, agreements or other commitments to which Newco is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10 Compliance with Laws and Regulations. Newco has complied with all applicable statutes and regulations of any national, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Newco.

2.11 Approval of Agreement. The Board of Directors of Newco and the Newco Holder have authorized the execution and delivery of this Agreement by Newco and have approved the transactions contemplated hereby.

2.12 Title and Related Matters. Newco has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Newco balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except: statutory liens or claims not yet delinquent; and as described in the Newco Schedules.

2.13 Governmental Authorizations. Newco has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other government body is required in connection with the execution and delivery by Newco of this Agreement and the consummation by Newco of the transactions contemplated hereby.

2.14 Continuity of Business Enterprises. Newco has no commitment or present intention to liquidate Newco or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.15 Ownership of Newco Shares. The Newco Holder are the legal and beneficial owners of 100% of the Newco Shares as set forth on Schedule A, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the Newco Holder have full right, power, and authority to transfer, assign, convey, and deliver their respective Newco Shares; and delivery of such common stock at the Closing will convey to the Company good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by the Company.

2.16 Brokers. Newco has not entered into any contract with any person, firm or other entity that would obligate Newco or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

2.17 Subsidiaries. There are no Subsidiaries of Newco.

2.18 Intellectual Property. Newco owns or has the right to use all Intellectual Property (as defined below) necessary to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by Newco to other parties (together, the “Customer Deliverables”) and to operate the internal systems of Newco that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the “Internal Systems”; the Intellectual Property owned by or licensed to Newco and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the “Newco Intellectual Property”). Each item of Newco Intellectual Property will be owned or available for use by the surviving entity immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. Newco has taken all reasonable measures to protect the proprietary nature of each item of Newco Intellectual Property. To the knowledge of Newco, (a) no other person or entity has any rights to any of Newco Intellectual Property owned by Newco except pursuant to agreements or licenses entered into by Newco and such person in the ordinary course, and (b) no other person or entity is infringing, violating or misappropriating any of Newco Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or un-patentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (v) trademarks, service marks, trade names, domain names and applications and registrations therefore and (vi) other proprietary rights relating to any of the foregoing.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of Newco, the Company represents and warrants as follows:

3.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being consummated, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and bylaws of the Company, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate ‘any provision of the Company’s Articles of Incorporation or bylaws the Company has taken all action required by law, its Articles of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

3.2 Capitalization. Prior to the Authorized Increase, the Company’s authorized capitalization consists of One Hundred Million (100,000,000) shares of Common Stock, of which 24,982,822 shares are issued and outstanding at Closing and immediately prior to the issuance of the Exchange Shares; and One Hundred Million (100,000,000) shares of Preferred Stock, of which no shares are issued and outstanding. All presently issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. The Exchange Shares will be legally issued, fully paid and non-assessable and shall not be issued in violation of any pre-emptive or other rights of any other person, if any.

3.3 Subsidiaries.

(a) For each subsidiary of the Company (a “Company Subsidiary”), Section 3.3(a) of the Company Disclosure Schedule lists the name, jurisdiction of incorporation or organization, and each jurisdiction such Company Subsidiary is qualified to do business.

(b) Each Company Subsidiary is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing (except in the case of good standing, any jurisdiction that does not recognize such concept) under the laws of its jurisdiction of incorporation or organization, and has all corporate or limited liability powers, except where failure to be so incorporated or organized, validly existing or in good standing (except in the case of good standing, any jurisdiction that does not recognize such concept), or to have such corporate or limited liability powers would not have a Material Adverse Effect. Each Company Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have a Material Adverse Effect. Other than its Subsidiaries, neither the Company nor any of the Subsidiaries beneficially owns or controls, directly or indirectly, any equity or similar securities of any corporation or other entity whether incorporated or unincorporated.

(c) All of the outstanding shares of capital stock of, or other voting securities or ownership interests in, each of the Company Subsidiaries are owned by the Company, directly or indirectly, free and clear of any Lien other than Liens specified in the organizational documents of such Company Subsidiary and other than any restrictions imposed under the Securities Act. Other than the outstanding shares of capital stock of, or other voting securities or ownership interests in, each Company Subsidiary that is owned by the Company, directly or indirectly through one or more Subsidiaries, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of the Company’s Subsidiaries, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of the Company’s Subsidiaries, or (iii) options or other rights by any Person other than the Company or any of its Subsidiaries to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of the Company’s Subsidiaries.

3.4 Financial Statements. Except as described herein or in the Company Schedules:

(a) The Company has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which the Company may be liable in its own right, or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(b) The Company has filed all federal, state, or local income tax returns required to be filed by it from inception.

(c) The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d) No deficiency for any taxes has been proposed, asserted or assessed against the Company. There has been no tax audit, nor has there been any notice to the Company by any taxing authority regarding any such tax, audit, or, to the knowledge of the Company, is any such tax audit threatened with regard to any taxes or the Company tax returns. The Company does not expect the assessment of any additional taxes of the Company for any period prior to the date hereof and has no knowledge; of any unresolved questions concerning the liability for taxes of the Company.

(e) The Company has good and marketable title to its assets and, except as set forth in the Company Schedules, has no material contingent liabilities, direct or indirect, matured or un-matured.

3.5 Information. The information concerning the Company set forth in this Agreement and the Company Schedules are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.6 Common Stock Equivalents. Except as set forth in the Company Financial Statements, there are no existing options, warrants, calls; and commitments of any character or other common stock equivalents relating to authorized and unissued stock of the Company.

3.7 Absence of Certain Changes or Events. Except as described herein or in the Company Schedules or actions pertaining to the spin-off of the Company’s business in China:

(a) There has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company;

(b) The Company has not (i) amended its Articles of Incorporation or By-Laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockHolder or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c) The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or-rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which- in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d) The Company has no assets, liabilities or accounts payable of any kind or nature, actual or contingent, in excess of $5,000 in the aggregate as of the Closing Date; and

(e) To the best knowledge of the Company, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company.

3.8 Title and Related Matters. The Company has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Company balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a) statutory liens or claims not yet delinquent;

(b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c) as described in the Company Schedules.

3.9 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.10 Contracts. The Company is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

3.11 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which it or any of its assets or operations are subject.

3.12 Governmental Authorizations. The Company is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

3.13 Compliance with Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of the Company or except to the extent that noncompliance would not result in the incurrence of any material liability.

3.14 Insurance. The Company owns no insurable properties and carries no casualty or liability insurance.

3.15 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

3.16 Material Transactions of Affiliates. Except as disclosed herein and in the Company Schedules, there exists. no material contract, agreement, or arrangement between the Company and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 10% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% stockholder of the Company has, or has had during the last preceding full fiscal year, any known interest in any material transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.17 Employment Matters.

(a) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any group of employees, labor organization or other representative of any of the employees of the Company or any Company Subsidiary and, to the knowledge of the Company, there are no organizational or decertification efforts presently being made involving any of the employees of the Company or its Subsidiaries. Within the past three (3) years, there have been no strikes, slowdowns, work stoppages, lockouts or other material labor disputes with respect to any employees of the Company or any Company Subsidiary. To the Company’s knowledge, no executive or key employee or group of employees of the Company has any plan to terminate his or her employment with the Company or has threatened to do so. The Company and its Subsidiaries have complied in all material respects with all laws relating to employment and labor, including, any provisions thereof relating to wages, hours and collective bargaining. No person has asserted that the Company or any of its Subsidiaries is liable for any arrears of wages or penalties for failure to comply with any of such laws.

(b) No Company employee is a party to a written employment agreement or contract with the Company or any Company Subsidiary for a specified length of time and each is employed “at will.”

3.18 The Company Schedules. Prior to the Closing, the Company shall have delivered to Newco the following schedules, which are collectively referred to as the “the Company Schedules,” which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate.

(a) a schedule containing complete and accurate copies of the Articles of Incorporation, and amendments thereto, if applicable, and by-laws, as amended, of the Company as in effect as of the date of this Agreement;

(b) a schedule containing a certified shareholder listing from the transfer agent of the Company or certified by the Chairman of the Board and Chief Executive Officer of the Company; and

(c) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules.

3.19 Brokers. The Company has not entered into any contract with any person, firm or other entity that would obligate Newco or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

ARTICLE IV

COVENANTS

4.1 Current Report. If and when applicable, the Parties shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). Each of the Company and Newco shall cause the Current Report to be filed with the Securities & Exchange Commission (“SEC”) no later than four business days of the Closing and to otherwise comply with all requirements of applicable federal and state securities laws

4.2 Actions of the Company’s ShareHolder. Prior to the Closing, the Company shall cause the following actions to be taken by the written consent of the Holder of a majority of the outstanding shares of common stock of the Company:

(a) the approval of this Agreement, the Charter Amendment, the Financing, the Appointment, and the Spin-Off and the transactions contemplated hereby and thereby; and

(b) such other actions as the directors may determine are necessary or appropriate.

4.3 Actions of Newco. Prior to the Closing, Newco shall cause the following actions to be taken by the written consent of the Holder of a majority of the outstanding shares of common stock of Newco:

(a) the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b) such other actions as the directors may determine are necessary or appropriate.

4.4 Access to Properties and Records. The Company and Newco will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of the Company or Newco in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Newco as the other shall from time to time reasonably request.

4.5 Delivery of Books and Records. At the Closing, the Company shall deliver to Newco, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the Company now in the possession or control of the Company or its representatives and agents.

4.6 Actions Prior to Closing by both Parties.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company or Newco Schedules or as permitted or contemplated by this Agreement, the Company and Newco will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) keep its properties in states of good repair arid condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in an amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve. its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) Except as set forth herein, from and after the date of this Agreement until the Closing Date, neither the Company nor Newco will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of Newco, or in Section 3.7, in the case of the Company (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.7 Appointment of Board Members. At the Closing, the Company’s current officers and directors shall have resigned effective upon the appointment of Newco’s Board of Directors set forth on Schedule B on the Closing Date as members of the Company’s Board of Directors.

4.8 Mutual Indemnification.

(a) Newco hereby agrees to indemnify the Company and each of the officers, advisors, creditors, agents and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1 of this Agreement.

(b) The Company hereby agrees to indemnify Newco and each of the officers, advisors, creditors, agents and directors of Newco as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy :appearing in or misrepresentation made under Article Ill. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1 of this Agreement.

4.9 Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). From and after the date of this Agreement and until the Closing Date, each Party hereto shall use its reasonable best efforts to cause the Share Exchange to qualify; and will not knowingly take any action, cause any action to be taken; fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Share Exchange from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

4.10 Financial Statements. (a) At the Closing, the Company shall deliver to Newco the financial statements of the Company as filed with the Securities and Exchange Commission for the last two fiscal years and any interim periods up to the date of the Spin-off, including any and all of the information used to prepare the financial statements including, but not limited to, work papers, general ledgers. QuickBooks files and any and all files and documents used to prepare same.

(b) At the Closing, Newco shall deliver to the Company the financial statements of Newco for the last two fiscal years and any interim periods up to the Closing Date, including any and all of the information used to prepare the financial statements including, but not limited to, work papers, general ledgers. QuickBooks files and any and all files and documents used to prepare same.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1 Accuracy of Representations; Performance. The representations and warranties made by Newco in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Newco shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Newco prior to or at the Closing. The Company may request to be furnished with a certificate, signed by a duly authorized officer of Newco and dated the Closing Date, to the foregoing effect.

5.2 Officer’s Certificates. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Newco to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Newco threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Newco Schedules, by or against Newco which might result in any material adverse change in any of the assets, properties, business, or operations of Newco.

5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Newco, nor shall any event that has occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

5.4 Good Standing. The Company shall have received certificates of good standing from the Secretary of State of Nevada a certifying that Newco is in good standing in such jurisdictions, respectively.

5.5 Other Items.

(a) The Company shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

(b) Complete and satisfactory due diligence review of Newco by the Company.

(c) Approval of the Transaction by the Newco Board and the Newco Holder.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWCO

The obligations of Newco under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1 Approval of Reorganization. The Company shall have obtained the prior written consent of a majority of the Company’s shareHolder prior to the Exchange for the Charter Amendment, the Conversion, the Financing, the Appointments, the Spin-Off and the NYGG Debt Conversion and shall have filed a Definitive Information Statement related to such approvals.

6.2 Approval of Listing. The Company’s listing for trading by NASDAQ under a proposed stock symbol “SIXD” or such similar name as is available and granted by NASDAQ.

6.3 Completion of the Financing. The aggregate proceeds from the Financing shall have been raised and placed in escrow with an escrow agent wherein net proceeds shall be released to the Company at the Closing.

6.4 Accuracy of Representations; Performance. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing. Newco shall have been furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, to the foregoing effect.

6.5 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of the Company.

6.6 Good Standing. Newco shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that the Company is in good standing as a corporation in the State of Nevada.

6.7 Officer’s Certificate. Newco shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of the Company to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement

6.8 Other Items.

(a) Newco shall have received a stockholder list of the Company containing the name, address, and number of shares held by each the Company stockholder as of the date of Closing certified by an executive officer of the Company as being true, complete, accurate, and further certified, by the Company transfer agent.

(b) Newco shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Newco may reasonably request.

(c) Complete and satisfactory due diligence review of the Company by Newco.

(d) Approval of the Transaction by the Company’s Board of Directors and a majority of shareHolder of the Company.

(e) There shall have been no material adverse changes in the Company, financial or otherwise.

(f) There shall be no change to the Company Common Stock Equivalents outstanding as of immediately prior to the Closing. For purposes of the foregoing, the “Company Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of any class of the capital stock of the Company or any securities convertible into or exchangeable for such shares.

ARTICLE VII

TERMINATION

7.1 Termination.

(a) This Agreement may be terminated by either the Newco Board or the Company Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) there shall have been any change after the date of the latest balance sheets of Newco and the Company, respectively, in the assets, properties, business, or financial condition of Newco and the Company, which could have a materially adverse effect on the value of the business of Newco and the Company respectively, except any changes disclosed in the Newco and the Company Schedules, as the case may be, dated as of the date of execution of this Agreement. In the event of termination pursuant to this paragraph (a) of Section 7, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated; (iv) the Closing Date shall not have occurred by December 31, 2014; or (v) if the Company shall not have satisfied Newco’s reasonable request for due diligence materials.

(b) This Agreement may be terminated at any time prior to the Closing by action of the Company Board if Newco shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Newco contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to Newco. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Newco shall bear its own costs as well as the costs incurred by the Company in connection with th123e negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

(c) This Agreement may be terminated at any time prior to the Closing by action of the Newco Board if the Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to the Company. If this Agreement is terminated pursuant to this paragraph (c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that the Company shall bear its own costs as well as the costs of Newco incurred in connection with the negotiation, preparation and execution of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America; and, with respect to matters of state law, with the laws of New York. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in New York County, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

8.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by email, courier service, registered mail or certified mail, and any such notice or communication shall be deemed to have been given on the date received.

8.3 Confidentiality. The Company, on the one hand, and Newco and the Newco ShareHolder, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality and subject to any legal obligations to disclose. Newco and the Company agree that no public disclosure will be made by either Party of the existence of the Transaction; the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.4 Expenses. Except as otherwise set forth herein, all costs and expenses associated with the transactions contemplated by this Agreement shall be paid out of the Financing proceeds. Without limiting the generality of the foregoing, all costs and expenses incurred by the Company and Newco after the Closing shall be borne by the surviving entity.

8.5 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the information disclosed and delivered by the other Party pursuant to this Agreement.

8.6 Third Party Beneficiaries. This Agreement is solely among the Company, Newco and the Newco ShareHolder, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.7 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.8 Survival. The representations and warranties of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may only be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

(Signature page to follow.)

CLEANTECH INNOVATIONS, INC.		INITIAL KONCEPTS, INC.

By:	/s/ Terry McEwen	By:	/s/ Tejune Kang
	Terry McEwen		Tejune Kang
	Chairman of the Board and Chief		Chairman of the Board and Chief
	Executive Officer		Executive Officer

SHAREHOLDER OF INITIAL
KONCEPTS, INC.

/s/ Tejune Kang
Tejune Kang

SCHEDULE A

Name of Newco Shareholder	Number of Exchange Shares
Tejune Kang	to be provided

SCHEDULE B

Post-Merger Board of Directors *

Name	Title
1) Tejune Kang 2) Adam Hartung 3) Terry McEwen 4) Anubhav Saxena	Chairman & CEO Independent Director Independent Director Independent Director

*	Subject to change and adjustment

SCHEDULE C

CleanTech ShareHolder	Number of Cleantech Common Stock for Cancellation
Bei Lu	9,482,751
Dianfu Lu	2,117,691
Wenge Chen	2,117,691
Ping Chen	755,635
Shengfen Lin	755,635
ShareHolder set forth in the Company’s S-1 registration statement, which was declared effective by the SEC on December 23, 2010	2,500,000

TOTAL:	17,729,403 SHARES